Exhibit 99.1

ENDO REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

•	Second quarter revenues of $735 million

•	Second quarter reported $0.49 diluted (GAAP) loss per share from continuing operations and $1.08 adjusted diluted EPS from continuing operations

•	U.S. Branded Pharmaceuticals second quarter revenue increase of 27 percent primarily attributable to the acquisition of Auxilium Pharmaceuticals

•	U.S. Generic Pharmaceuticals continues strong growth in second quarter with 24 percent revenue increase over second quarter 2014

•	International Pharmaceuticals second quarter results on-track and aligned with Company expectations

•	Affirms revenue and adjusted diluted EPS guidance from continuing operations for full year 2015
DUBLIN, August 10, 2015-- Endo International plc (NASDAQ: ENDP) (TSX: ENL) today reported second quarter 2015 financial results, including:

•	Revenues of $735 million, a 24 percent increase compared to second quarter 2014 revenues of $593 million, including new product revenue from 2014 and 2015 strategic M&A transactions.

•	Reported loss from continuing operations of $91 million compared to second quarter 2014 reported income from continuing operations of $41 million.

•	Adjusted income from continuing operations of $204 million, a 39 percent increase compared to second quarter 2014 adjusted income from continuing operations of $147 million.

•	Reported diluted loss per share from continuing operations of $0.49 compared to second quarter 2014 reported diluted earnings per share from continuing operations of $0.25.

•	Adjusted diluted earnings per share from continuing operations of $1.08 compared to second quarter 2014 adjusted diluted earnings per share from continuing operations of $0.89.

•
Adjusted diluted shares for the second quarter 2015 include the weighted average of approximately 28 million shares issued in June 2015 as part of the financing to fund the pending acquisition of Par Pharmaceutical. Adjusted diluted earnings per share for the second quarter 2015 excluding the effect of these additional shares would have been $1.12.

“Our diversified business delivered strong financial results for the quarter and demonstrated the value that we expect to create through the continued execution of our strategy,” said Rajiv De Silva, President and CEO of Endo. “We are close to completing the integration planning for our acquisition of Par and we remain excited by the strategic expansion of our product portfolio, R&D pipeline and long-term growth profile that the Par assets and Par talent joining Endo are expected to help provide. Looking ahead to the second half of 2015 and beyond, we are focused on accelerating growth in our current U.S. Branded Pharmaceuticals portfolio and continue to expect that our strategic M&A and pipeline development efforts will yield future growth drivers.”
FINANCIAL PERFORMANCE
($ in thousands, except per share amounts)

	2nd Quarter			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Total Revenues	$735,166	$592,848	24%	$1,449,294	$1,063,690	36%
Reported Income (Loss) from Continuing Operations	$(90,894)	$40,575	NM	$59,598	$(6,826)	NM
Reported Diluted Income (Loss) per Share from Continuing Operations	$(0.49)	$0.25	NM	$0.33	$(0.04)	NM
Adjusted Income from Continuing Operations	$204,335	$147,286	39%	$411,695	$255,763	61%
Adjusted Diluted Weighted Average Shares	188,819	163,369	16%	182,822	154,365	18%
Adjusted Diluted EPS from Continuing Operations	$1.08	$0.89	21%	$2.25	$1.65	36%
U.S. BRANDED PHARMACEUTICALS
During second quarter 2015 the U.S. Branded Pharmaceuticals business unit completed its integration of the Auxilium portfolio of products and subsequent restructuring of its field sales force.

Second quarter 2015 U.S. Branded Pharmaceuticals results include:

•	Revenues of $316 million, a 27 percent increase compared to second quarter 2014; this increase was primarily attributable to the strategic addition of Auxilium Pharmaceuticals.

•	Net sales of OPANA® ER decreased 20 percent compared to second quarter 2014; this decrease was attributable to lower brand demand due to generic competition and lower average pricing.

•	Net sales of Voltaren® Gel increased 11 percent compared to second quarter 2014; this increase was primarily attributable to demand growth.
U.S. GENERIC PHARMACEUTICALS
During the second quarter 2015, the U.S. Generic Pharmaceuticals business unit continued to advance key manufacturing, quality, commercial and R&D initiatives to support its organic growth objectives, while also planning for the integration of Par Pharmaceutical following the expected closing of the acquisition by the Company's reporting of third quarter 2015 results.

Second quarter 2015 U.S. Generic Pharmaceuticals results include:

•
Net sales of $338 million, a 24 percent increase compared to second quarter 2014; this increase was attributable to underlying organic growth of the business, growth from the addition of sales from our August 2014 acquisition of DAVA Pharmaceuticals and increased sales of the authorized generic version of LIDODERM®, which launched in May 2014.

INTERNATIONAL PHARMACEUTICALS
As part of Endo's planned expansion of its International Pharmaceuticals business unit and to further diversify the Company's financial profile, it recently announced multiple strategic transactions designed to increase focus on the core pharmaceuticals business line within its Litha Group. This included the acquisition of a broad product and R&D portfolio and the strategic divestiture of a portfolio of non-core products. These transactions are expected to close in the third and fourth quarter 2015, respectively.

Second quarter 2015 International Pharmaceuticals results include:

•	Net sales of $81 million, primarily attributable to Paladin Labs and the Litha Group, which were acquired in February 2014, as well as sales by Grupo Farmaceutico Somar, acquired in July 2014.

2015 Financial Guidance
For the full twelve months ended December 31, 2015, at current exchange rates, Endo affirms revenue and adjusted diluted EPS guidance from continuing operations, prior to the impact of the pending close of the acquisition of Par Pharmaceutical and related financing activities. The Company estimates:

•	Total revenue to be between $2.90 billion and $3.00 billion;

•	Reported (GAAP) diluted earnings per share (EPS) from continuing operations now expected to be between $1.42 and $1.62 compared to $1.70 and $1.90 previously; and

•	Adjusted diluted EPS from continuing operations to be between $4.40 and $4.60.
The Company’s 2015 financial guidance is based on the following assumptions:

•	Adjusted gross margin of between 64 percent and 65 percent;

•	Adjusted operating expenses as a percentage of revenues to be between 23 percent and 24 percent;

•	Adjusted interest expense of approximately $310 million;

•	Adjusted effective tax rate of between 13 percent and 14 percent;

•	Adjusted diluted earnings per share from continuing operations assume full year adjusted diluted shares outstanding of approximately 180 million; and

•	Full-year 2015 financial guidance excludes the impact of the pre-close financing activities related to the acquisition of Par.

Balance Sheet Update
Cash and Cash Equivalents increased by approximately $2.1 billion in the six month period ended June 30, 2015. The increase is primarily attributable to the proceeds from the Company's June 2015 registered offering of ordinary shares. Endo issued 27,627,628 ordinary shares at a price of $83.25 per share, for aggregate gross proceeds of approximately $2.3 billion. Endo expects to use the net proceeds of the offering to fund the previously announced acquisition of Par Pharmaceutical Holdings, Inc.

In addition to the registered offering of ordinary shares, Endo has recently completed certain other pre-close financing activities related to the acquisition of Par. In July 2015, the company issued $1.635 billion of 6.00% senior notes due July 2023. In addition, Endo secured commitments for $3.8 billion of new senior secured credit facilities. The company intends to use the net proceeds from the equity and debt financing and cash on hand to fund the acquisition of Par and to refinance existing debt.

As part of refinancing existing debt, in July 2015, Endo redeemed all $499,875,000 aggregate principal amount outstanding of its 7.00% Senior Notes due 2019. In April 2015, Endo also settled approximately $98.7 million aggregate principal amount of Convertible Notes for approximately $316.4 million in cash and ordinary shares.

Accounts payable and accrued expenses increased to approximately $3.30 billion as of June 30, 2015. The increase is primarily attributable to an increase of approximately $269 million to the Company's product liability reserve in the three month period ended June 30, 2015 for claims related to vaginal mesh cases, raising the reserve for vaginal mesh cases to approximately $1.53 billion. The change in the reserve for product liability claims is attributable to Endo recently becoming aware of previously unknown U.S. mesh claims and a decrease in the applicable reduction factor from approximately 20 percent to 18 percent. Endo believes these claims are due, in large part, to certain trial verdicts affecting other mesh manufacturers and the resulting increase in advertising by plaintiffs' counsel seeking additional claimants. The Company believes that the current product liability accrual includes all known claims for which liability is probable and estimable.

Conference Call Information
Endo will conduct a conference call with financial analysts to discuss this press release today at 8:00 a.m. ET. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the conference number is 93183256. Please dial in 10 minutes prior to the scheduled start time.

A replay of the call will be available from August 10, 2015 at 11:00 a.m. ET until 11:59 p.m. ET on August 24, 2015 by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International) and entering the conference number is 93183256.

A simultaneous webcast of the call may be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 11:59 p.m. ET on August 24, 2015. The replay may be accessed by clicking on “Events” in the Investor Relations section of the website.

Supplemental Financial Information

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the three months ended June 30, 2015 and 2014 (in thousands, except per share data):

Three Months Ended June 30, 2015 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$735,166	$—		$735,166

COSTS AND EXPENSES:
Cost of revenues	438,858	(166,558)	(1)	272,300
Selling, general and administrative	154,491	(6,585)	(2)	147,906
Research and development	18,984	(1,507)	(3)	17,477
Litigation-related and other contingencies, net	6,875	(6,875)	(4)	—
Asset impairment charges	70,243	(70,243)	(5)	—
Acquisition-related and integration items	44,225	(44,225)	(6)	—
OPERATING INCOME	$1,490	$295,993		$297,483
INTEREST EXPENSE, NET	80,611	(2,999)	(7)	77,612
OTHER EXPENSE, NET	24,493	(23,929)	(8)	564
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(103,614)	$322,921		$219,307
INCOME TAX (BENEFIT) EXPENSE	(12,720)	27,692	(9)	14,972
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(90,894)	$295,229		$204,335
DISCONTINUED OPERATIONS, NET OF TAX	(159,632)	181,771	(10)	22,139
CONSOLIDATED NET (LOSS) INCOME	$(250,526)	$477,000		$226,474
Less: Net loss attributable to noncontrolling interests	(107)	—		(107)
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(250,419)	$477,000		$226,581
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$(0.49)			$1.08
Discontinued operations	(0.86)			0.12
DILUTED (LOSS) EARNINGS PER SHARE	$(1.35)			$1.20
DILUTED WEIGHTED AVERAGE SHARES	185,328			188,819
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to developed technology of $116,987, a fair value step-up in inventory of $46,699, certain excess manufacturing costs that will be eliminated pursuant to integration plans of $2,249 and accruals for milestone payments to partners of $623.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the Company's operations of $5,785 and costs associated with unused financing commitments of $800.

(3)	To exclude milestone payments to partners of $1,512 offset by separation costs of $(5).

(4)	To exclude the impact of net litigation charges.

(5)	To exclude asset impairment charges.

(6)	To exclude acquisition and integration costs, primarily associated with the Auxilium and Par acquisitions and the AMS divestiture.

(7)	To exclude debt abandonment costs of $2,746 and additional non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes of $253.

(8)
To exclude other than temporary impairment of equity investment of $18,869, foreign currency impact related to the re-measurement of intercompany debt instruments of $2,792, costs associated with unused financing commitments of $2,261 and other miscellaneous expenses of $7.

(9)
Primarily to reflect the tax savings from acquired tax attributes and the effect of the pre-tax adjustments above at applicable rates. Additionally, included within this amount is an adjustment to exclude approximately $500 of tax benefit resulting from the expected realization of deferred tax assets in the foreseeable future related to certain components of our AMS business, which was listed as held for sale during the first quarter of 2015.

(10)	Primarily to exclude certain items related to the AMS businesses, including litigation charges related to vaginal mesh cases, reported as Discontinued operations, net of tax.

Three Months Ended June 30, 2014 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$592,848	$—		$592,848

COSTS AND EXPENSES:
Cost of revenues	303,445	(71,905)	(1)	231,540
Selling, general and administrative	124,366	(16,450)	(2)	107,916
Research and development	30,406	(10,646)	(3)	19,760
Litigation-related and other contingencies	3,954	(3,954)	(4)	—
Acquisition-related and integration items	19,618	(19,618)	(5)	—
OPERATING INCOME	$111,059	$122,573		$233,632
INTEREST EXPENSE, NET	52,183	(3,346)	(6)	48,837
LOSS ON EXTINGUISHMENT OF DEBT	20,089	(20,089)	(7)	—
OTHER INCOME, NET	(6,596)	3,850	(8)	(2,746)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$45,383	$142,158		$187,541
INCOME TAX EXPENSE	4,808	35,447	(9)	40,255
INCOME FROM CONTINUING OPERATIONS	$40,575	$106,711		$147,286
DISCONTINUED OPERATIONS, NET OF TAX	(20,189)	47,755	(10)	27,566
CONSOLIDATED NET INCOME	$20,386	$154,466		$174,852
Less: Net (loss) income attributable to noncontrolling interests	(774)	1,944	(11)	1,170
NET INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$21,160	$152,522		$173,682
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$0.25			$0.89
Discontinued operations	(0.12)			0.17
DILUTED EARNINGS PER SHARE	$0.13			$1.06
DILUTED WEIGHTED AVERAGE SHARES	163,369			163,369
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to developed technology of $52,761 and a fair value step-up in inventory of $19,144.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the Company’s operations of $11,150, an adjustment to the accrual for excise tax payments of $(4,700) and a charge of $10,000 related to the non-recoverability of certain non-trade receivables that did not relate to our core operating activities.

(3)	To exclude milestone payments to partners of $10,350 and adjustments to accruals for other costs incurred in connection with continued efforts to enhance the Company's operations of $296.

(4)	To exclude the impact of charges primarily for mesh-related product liability.

(5)	To exclude acquisition and integration costs associated with the Paladin, Boca and other acquisitions.

(6)	To exclude additional non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes.

(7)	To exclude the unamortized debt issuance costs written off and recorded as a net loss on extinguishment of debt in connection with various refinancing and note repurchase activity.

(8)	To exclude the net gain on sale of certain early-stage drug discovery and development assets.

(9)	Primarily to reflect the cash tax savings from acquired tax attributes and the tax effect of the pre-tax adjustments above at applicable tax rates.

(10)	To exclude certain items related to the AMS and Healthtronics businesses, including litigation charges related to vaginal mesh cases, reported as Discontinued operations, net of tax.

(11)	To exclude the impact of the portion of certain of the above adjustments attributable to noncontrolling interests.

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations (Non-GAAP) for each of the six months ended June 30, 2015 and 2014 (in thousands, except per share data):

Six Months Ended June 30, 2015 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$1,449,294	$—		$1,449,294

COSTS AND EXPENSES:
Cost of revenues	823,124	(302,347)	(1)	520,777
Selling, general and administrative	366,069	(85,995)	(2)	280,074
Research and development	36,881	(3,570)	(3)	33,311
Litigation-related and other contingencies, net	19,875	(19,875)	(4)	—
Asset impairment charges	77,243	(77,243)	(5)	—
Acquisition-related and integration items	78,865	(78,865)	(6)	—
OPERATING INCOME	$47,237	$567,895		$615,132
INTEREST EXPENSE, NET	153,750	(4,378)	(7)	149,372
LOSS ON EXTINGUISHMENT OF DEBT	980	(980)	(8)	—
OTHER EXPENSE (INCOME), NET	12,498	(13,795)	(9)	(1,297)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(119,991)	$587,048		$467,057
INCOME TAX (BENEFIT) EXPENSE	(179,589)	234,951	(10)	55,362
INCOME FROM CONTINUING OPERATIONS	$59,598	$352,097		$411,695
DISCONTINUED OPERATIONS, NET OF TAX	(385,842)	428,636	(11)	42,794
CONSOLIDATED NET (LOSS) INCOME	$(326,244)	$780,733		$454,489
Less: Net loss attributable to noncontrolling interests	(107)	—		(107)
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(326,137)	$780,733		$454,596
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$0.33			$2.25
Discontinued operations	(2.11)			0.24
DILUTED (LOSS) EARNINGS PER SHARE	$(1.78)			$2.49
DILUTED WEIGHTED AVERAGE SHARES	182,822			182,822
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to developed technology of $212,256, a fair value step-up in inventory of $84,253, certain excess manufacturing costs that will be eliminated pursuant to integration plans of $4,611 and accruals for milestone payments to partners of $1,227.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the Company's operations of $47,592 and a charge of $37,603 related to the acceleration of Auxilium employee equity awards at closing and costs associated with unused financing commitments of $800.

(3)	To exclude milestone payments to partners of $3,575 offset by separation costs of $(5).

(4)	To exclude the impact of certain net litigation charges.

(5)	To exclude asset impairment charges.

(6)	To exclude acquisition and integration costs, primarily associated with the Auxilium and Par acquisitions and the AMS divestiture.

(7)	To exclude debt abandonment costs of $2,746 and additional non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes of $1,632.

(8)	To exclude a net loss on extinguishment of debt in connection with note repurchase activity.

(9)
To exclude other than temporary impairment of equity investment of $18,869, the foreign currency impact related to the re-measurement of intercompany debt instruments of $(18,298), costs associated with unused financing commitments of $14,071 and other miscellaneous income of $(847).

(10)
Primarily to reflect the tax savings from acquired tax attributes and the effect of the pre-tax adjustments above at applicable rates. Additionally, included within this amount is an adjustment to exclude approximately $159,200     of tax benefit resulting from the expected realization of deferred tax assets in the foreseeable future related to certain components of our AMS business, which was listed as held for sale during the first quarter of 2015.

(11)
Primarily to exclude certain items related to the AMS businesses, reported as Discontinued operations, net of tax, including an impairment charge of $222,753 based on the estimated fair values of the underlying businesses being sold, less the costs to sell and litigation charges related to vaginal mesh cases.

Six Months Ended June 30, 2014 (unaudited)	Actual Reported (GAAP)	Adjustments		Non-GAAP Adjusted
REVENUES	$1,063,690	$—		$1,063,690

COSTS AND EXPENSES:
Cost of revenues	516,124	(115,311)	(1)	400,813
Selling, general and administrative	284,432	(75,444)	(2)	208,988
Research and development	61,352	(20,722)	(3)	40,630
Litigation-related and other contingencies	3,954	(3,954)	(4)	—
Acquisition-related and integration items	64,887	(64,887)	(5)	—
OPERATING INCOME	$132,941	$280,318		$413,259
INTEREST EXPENSE, NET	105,575	(9,315)	(6)	96,260
LOSS ON EXTINGUISHMENT OF DEBT	29,685	(29,685)	(7)	—
OTHER INCOME, NET	(13,004)	3,850	(8)	(9,154)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$10,685	$315,468		$326,153
INCOME TAX EXPENSE	17,511	52,879	(9)	70,390
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(6,826)	$262,589		$255,763
DISCONTINUED OPERATIONS, NET OF TAX	(406,066)	462,854	(10)	56,788
CONSOLIDATED NET (LOSS) INCOME	$(412,892)	$725,443		$312,551
Less: Net income attributable to noncontrolling interests	2,860	1,944	(11)	4,804
NET (LOSS) INCOME ATTRIBUTABLE TO ENDO INTERNATIONAL PLC	$(415,752)	$723,499		$307,747
DILUTED EARNINGS PER SHARE DATA ATTRIBUTABLE TO ENDO INTERNATIONAL PLC ORDINARY SHAREHOLDERS:
Continuing operations	$(0.04)			$1.65
Discontinued operations	(2.92)			0.34
DILUTED (LOSS) EARNINGS PER SHARE	$(2.96)			$1.99
DILUTED WEIGHTED AVERAGE SHARES	140,252			154,365
Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)
To exclude amortization of commercial intangible assets related to developed technology of $92,431, a fair value step-up in inventory of $22,725 and accruals for milestone payments to partners of $155.

(2)
To exclude certain separation benefits and other costs incurred in connection with continued efforts to enhance the Company’s operations of $10,144, accruals for excise tax payments of $55,300 and a charge of $10,000 related to the non-recoverability of certain non-trade receivables that did not relate to our core operating activities.

(3)	To exclude milestone payments to partners of $21,350 and adjustments to accruals for other costs incurred in connection with continued efforts to enhance the Company's operations of $(628).

(4)	To exclude the impact of net charges primarily for mesh-related product liability.

(5)	To exclude acquisition and integration costs of associated with the Paladin, Boca and other acquisitions.

(6)	To exclude additional non-cash interest expense related to our 1.75% Convertible Senior Subordinated Notes.

(7)	To exclude the unamortized debt issuance costs written off and recorded as a net loss on extinguishment of debt in connection with various refinancing and note repurchase activity.

(8)	To exclude the net gain on sale of certain early-stage drug discovery and development assets.

(9)	Primarily to reflect the cash tax savings from acquired tax attributes and the tax effect of the pre-tax adjustments above at applicable tax rates.

(10)	To exclude certain items related to the AMS and Healthtronics businesses, including litigation charges related to vaginal mesh cases, reported as Discontinued operations, net of tax.

(11)	To exclude the impact of the portion of certain of the above adjustments attributable to noncontrolling interests.

Non-GAAP adjusted net income and its components and Non-GAAP adjusted diluted earnings per share amounts are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted earnings per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP adjusted net income and its components (unlike U.S. GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies. These Non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance. See Endo's Current Report on Form 8-K furnished today to the Securities and Exchange Commission for an explanation of Endo's reasons for using non-GAAP measures.
Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share Guidance for 2015

	Year Ending
	December 31, 2015
Projected GAAP diluted income per ordinary share	$1.42	To	$1.62
Upfront and milestone-related payments to partners	0.31		0.31
Amortization of commercial intangible assets, fair value inventory step-up and certain excess costs that will be eliminated pursuant to integration plans	3.34		3.34
Acquisition related, integration and restructuring charges and certain excess costs that will be eliminated pursuant to integration plans	1.00		1.00
Asset Impairment Charges	0.43		0.43
Charges for litigation and other legal matters	0.11		0.11
Interest expense adjustment for non-cash interest related to our 1.75% Convertible Senior Subordinated Notes and other treasury related items	0.01		0.01
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of acquisitions	(2.22)		(2.22)
Diluted adjusted income per ordinary share guidance	$4.40	To	$4.60
The Company's guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of August 10, 2015.

About Endo International plc
Endo International plc is a global specialty pharmaceutical company focused on improving patients' lives while creating shareholder value. Endo develops, manufactures, markets and distributes quality branded pharmaceutical and generic pharmaceutical products as well as over-the-counter medications though its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

(Tables Attached)
The following tables present Endo's unaudited Net Revenues for the three and six months ended June 30, 2015 and 2014:
Endo International plc
Net Revenues (unaudited)
(in thousands)

	Three Months Ended June 30,		Percent Growth	Six Months Ended June 30,		Percent Growth
	2015	2014		2015	2014
U.S. Branded Pharmaceuticals:
Pain:
LIDODERM®	$30,186	$43,002	(30)%	$55,346	$76,082	(27)%
OPANA® ER	43,097	54,109	(20)%	89,956	101,062	(11)%
PERCOCET®	32,444	31,543	3%	68,743	60,523	14%
Voltaren® Gel	51,006	45,797	11%	96,477	83,356	16%
	$156,733	$174,451	(10)%	$310,522	$321,023	(3)%
Urology Retail:
FORTESTA® GEL, including Authorized Generic	$14,538	$12,004	21%	$29,028	$23,147	25%
TESTIM®, including Authorized Generic	11,416	—	NM	20,845	—	NM
	$25,954	$12,004	116%	$49,873	$23,147	115%
Specialty:
SUPPRELIN® LA	$17,796	$17,049	4%	$34,078	$30,806	11%
XIAFLEX®	39,952	—	NM	67,918	—	NM
	$57,748	$17,049	239%	$101,996	$30,806	231%
Branded Other Revenues	75,478	31,931	136%	138,029	56,408	145%
Actavis Royalty	—	13,112	(100)%	—	51,328	(100)%
Total U.S. Branded Pharmaceuticals	$315,913	$248,547	27%	$600,420	$482,712	24%
Total U.S. Generic Pharmaceuticals	338,326	272,213	24%	695,288	484,068	44%
Total International Pharmaceuticals	80,927	72,088	12%	153,586	96,910	58%
Total Revenue	$735,166	$592,848	24%	$1,449,294	$1,063,690	36%

The following table presents unaudited condensed consolidated Balance Sheet data at June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,529,735	$408,753
Restricted cash and cash equivalents	484,788	530,930
Accounts receivable	1,318,286	1,126,078
Inventories, net	625,767	423,321
Assets held for sale	1,696,059	1,937,864
Other assets	882,318	653,315
Total current assets	$7,536,953	$5,080,261
TOTAL NON-CURRENT ASSETS	8,594,961	5,829,355
TOTAL ASSETS	$16,131,914	$10,909,616
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$3,302,663	$2,890,143
Liabilities held for sale	104,994	103,338
Other current liabilities	79,785	155,959
Total current liabilities	$3,487,442	$3,149,440
LONG-TERM DEBT, LESS CURRENT PORTION, NET	5,361,230	4,202,356
OTHER LIABILITIES	1,131,304	1,149,607
STOCKHOLDERS' EQUITY:
Total Endo International plc shareholders’ equity	$6,151,870	$2,374,757
Noncontrolling interests	68	33,456
Total shareholders’ equity	$6,151,938	$2,408,213
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$16,131,914	$10,909,616

The following table presents unaudited condensed consolidated Statement of Cash Flow data for the six months ended June 30, 2015 and 2014:

	Six Months Ended June 30,
	2015	2014
OPERATING ACTIVITIES:
Consolidated net loss	$(326,244)	$(412,892)
Adjustments to reconcile consolidated Net loss to Net cash used in operating activities
Depreciation and amortization	249,181	152,818
Other	196,288	(85,137)
Changes in assets and liabilities which (used) provided cash	(196,711)	292,580
Net cash used in operating activities	(77,486)	(52,631)
INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(38,621)	(40,379)
Acquisitions, net of cash acquired	(915,945)	(203,088)
Proceeds from sale of business, net	4,712	54,521
Proceeds from settlement escrow	—	3,148
Increase in restricted cash and cash equivalents	(381,223)	—
Decrease in restricted cash and cash equivalents	424,695	704,223
Other	41	69,916
Net cash (used in) provided by investing activities	(906,341)	588,341
FINANCING ACTIVITIES:
Borrowings (payments) on indebtedness, net	922,821	373,875
Issuance of ordinary shares	2,302,281	2,288
Other	(108,694)	(33,355)
Net cash provided by financing activities	3,116,408	342,808
Effect of foreign exchange rate	(11,599)	4,716
NET INCREASE IN CASH AND CASH EQUIVALENTS	2,120,982	883,234
LESS: NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATIONS	—	(17,413)
NET INCREASE IN CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS	2,120,982	900,647
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	408,753	526,597
CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,529,735	$1,427,244
Our Net cash used in operating activities includes the impact of certain payments for legal settlements, primarily related to mesh product liability and the Department of Justice settlement related to the sale, marketing and promotion of Lidoderm. The following schedule presents the unaudited impact of these payments on our Net cash used in operating activities for the six months ended June 30, 2015 and 2014:

	Six Months Ended June 30,
	2015	2014
Net cash used in operating activities, as reported	$(77,486)	$(52,631)
Payments for certain legal settlements	395,916	202,265
Net cash provided by operating activities, excluding the impact of certain legal settlements	318,430	149,634

Safe Harbor Statement
This press release contains forward-looking statements, including but not limited to the statements by Mr. De Silva and other statements regarding product development, market potential, expected growth and regulatory approvals, as well as Endo’s earnings per share amounts, product net sales, revenue forecasts and any other statements that refer to Endo’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.
All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading "Risk Factors" in Endo’s 2014 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 484-216-0000.

SOURCE Endo International plc

Investors/Media: Keri P. Mattox, (484) 216-7912; Investors: Jonathan Neely, (484) 216-6645; Media: Heather Zoumas-Lubeski, (484) 216-6829
#####